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                Form of Letter to Clients of Brokers, Dealers,
             Commercial Banks, Trust Companies and Other Nominees
                            Regarding the Offer by

                              THE ITALY FUND INC.

         To Purchase for Cash 2,012,879 of Its Issued and Outstanding
                  Shares at 98% of Net Asset Value Per Share

To Our Clients:

  Pursuant to your request, enclosed for your consideration are the Offer to Purchase dated August 7, 2000 of The Italy Fund Inc. (the "Fund") and the related Letter of Transmittal pursuant to which the Fund is offering to purchase 2,012,879 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares"), for cash at a price equal to 98% of their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on September 6, 2000, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 7, 2000 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"). THE OFFER EXPIRES AT 12:00 MIDNIGHT EASTERN TIME ON SEPTEMBER 5, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond September 5, 2000, the purchase price for Shares will be 98% of their NAV determined as of the close of the regular trading session of the NYSE on the date after the new Expiration Date, as extended.

  The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

  Your attention is called to the following:

    1. Unless extended, the Offer and withdrawal rights expire at 12:00 Midnight Eastern Time on September 5, 2000.

    2. The Offer is subject to certain conditions set forth in the Offer to Purchase. Under certain circumstances, the Fund will not be required to accept for payment, purchase or pay for any Shares tendered, and the Fund may also amend, extend or terminate the Offer.

    3. If more than 2,012,879 Shares are duly tendered (and not timely withdrawn), the Fund will purchase Shares from tendering shareholders, in accordance with the terms and subject to the conditions specified in the Offer to Purchase, on a pro rata basis (disregarding fractions) in accordance with the number of Shares duly tendered by each shareholder during the period the Offer is open and not timely withdrawn), unless the Fund determines not to purchase any Shares.

  IF YOU WISH TO HAVE US TENDER YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE SIDE HEREOF. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER EXPIRES AT 12:00 MIDNIGHT EASTERN TIME ON SEPTEMBER 5, 2000, UNLESS EXTENDED.
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  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Fund by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

                                          Very truly yours,

                                          The Italy Fund Inc.
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                      Instructions Regarding the Offer by

                              THE ITALY FUND INC.

         To Purchase for Cash 2,012,879 of Its Issued and Outstanding
                Shares at 98% of the Net Asset Value Per Share

  THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

  DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

  The undersigned acknowledge(s) receipt of your letter and the accompanying Offer to Purchase dated August 7, 2000 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") in connection with the Offer by The Italy Fund Inc. (the "Fund") to purchase 2,012,879 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares"), at 98% of the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on the date after the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

  The undersigned hereby instructs you to tender to the Fund all Shares that are held by you for the account of the undersigned, including all uncertificated Shares that may be held for the account of the undersigned by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan, upon the terms and subject to the conditions of the Offer.

  The undersigned hereby represents and warrants that: (i) the undersigned has a "net long position" in all Shares being tendered pursuant to the offer within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (ii) the tender of such Shares complies with Rule 14e-4.

(Please Print Except for Signature(s)): _______________________________________

Account Number: _______________________________________________________________

Name(s) and Tax Identification or Social Security Number(s) of Beneficial Owner(s): _____________________________________________________________________

Address: ______________________________________________________________________

Telephone Number(s) including Area Code(s): ___________________________________

_____________________________________
(Signature of beneficial owner)

_____________________________________
(Signature of additional beneficial owner, if any)